Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

As independent oil and gas consultants, Ralph E. Davis Associates, Inc. hereby consents to the incorporation by reference in this registration statement on Form S-8 of China North East Petroleum Holdings Limited (the “Company”) pertaining to the registration of an additional 2,500,000 shares of common stock of the Company which may be issued pursuant to the Amended and Restated 2006 Stock Option/Stock Issuance Plan: (1) of our report setting forth our estimates of proved reserves and future revenue, as of December 31, 2010, to the interest of China North East Petroleum Holdings, Limited in certain oil and gas properties and (2) all references to our firm included in or made a part of the Company’s annual report on SEC Form 10-K/A for the year ended December 31, 2010.

Very Truly Yours,

RALPH E. DAVIS ASSOCIATES, INC.

L. B. Branum
Vice President

December 14, 2011
Houston, Texas

1717 St. James Place, Suite 460     Houston, Texas 77056     Office 713-622-8955     Fax 713-626-3664     www.ralphedavis.com
Worldwide Energy Consultants Since 1924